Exhibit 10.1

Purchase Agreement	6138-6150 Nancy Ridge Drive

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

December 22, 2003

BY AND BETWEEN

ARE – NANCY RIDGE NO. 3, LLC,
a Delaware limited liability company
“Buyer”

AND

ARENA PHARMACEUTICALS, INC.,

a Delaware corporation
“Seller”

1	AGREEMENT TO PURCHASE AND SELL

2	PURCHASE PRICE

	2.1	Deposit
	2.2	Balance
	2.3	Allocation of Purchase Price

3	DUE DILIGENCE

	3.1	Property Documents
	3.2	Investigations
	3.3	Intentionally Deleted
	3.4	CC&Rs
	3.5	Property Questionnaire
	3.6	Termination Right
	3.7	Insurance
	3.8	Indemnity and Repair
	3.9	Title
		3.9.1	Deliveries by Seller
		3.9.2	Buyer’s Review of Title
		3.9.3	Seller’s Obligations Regarding Title
		3.9.4	Condition of Title at Closing
		3.9.5	Return of Documents

4	SELLER’S REPRESENTATIONS AND WARRANTIES

	4.1	Authority
	4.2	No Conflicts
	4.3	Preferential Rights
	4.4	Property Documents
	4.5	Possession
	4.6	Construction
	4.7	Material Information
	4.8	Special Assessments or Condemnation
	4.9	Utilities
	4.10	Service Contracts
	4.11	Bankruptcy
	4.12	Insurance
	4.13	Litigation
	4.14	Compliance with Laws
	4.15	Environmental Materials
		4.15.1	Definitions
		4.15.2	Representations and Warranties
		4.15.3	Indemnification
	4.16	Survival
	4.17	Seller’s Knowledge

i

	4.19	As-Is

5	BUYER’S REPRESENTATIONS AND WARRANTIES

	5.1	No Conflicts
	5.2	Consents
	5.3	Buyer’s Authority; Validity of Agreements
	5.4	Bankruptcy

6	COVENANTS OF SELLER

	6.1	Title
	6.2	Notice of Change in Circumstances
	6.3	No Defaults; Maintenance of Property
	6.4	Exclusive Negotiations
	6.5	Development Activities
	6.6	Service, Management and Employment Contracts
	6.7	Leases
	6.8	Insurance
	6.9	Litigation

7	CONDITIONS PRECEDENT TO CLOSING

	7.1	Buyer’s Conditions
		7.1.1	Title
		7.1.2	Seller’s Due Performance
		7.1.3	Condition of Property
		7.1.4	Bankruptcy
		7.1.5	Estoppel Certificates
		7.1.6	Property Questionnaire
		7.1.7	No Moratoria
		7.1.8	Repeat Representations, Warranties and Agreements
	7.2	Failure of Buyer’s Conditions
		7.2.1	Waive and Close
		7.2.2	Terminate
	7.3	Seller’s Conditions
		7.3.1	Buyer’s Due Performance
		7.3.2	Repeat Representations, Warranties and Agreements
		7.3.3	Bankruptcy
	7.4	Failure of Seller’s Conditions

8	CLOSING

	8.1	Closing Date
	8.2	Closing Costs

9	CLOSING DELIVERIES

	9.1	Deliveries by Seller to Escrow
		9.1.1	Deed
		9.1.2	Non-foreign Affidavit
		9.1.3	California FTB Form 597-W
		9.1.4	Lease
		9.1.5	Bill of Sale and Assignment
		9.1.6	Seller’s Certificate
		9.1.7	Memorandum of Lease and Purchase Option
		9.1.8	Proof of Authority
		9.1.9	Other
	9.2	Deliveries by Buyer
		9.2.1	Balance, Prorations & Closing Costs
		9.2.2	Lease
		9.2.3	Buyer’s Certificate
		9.2.4	Proof of Authority
		9.2.5	Memorandum of Lease and Purchase Option
		9.2.6	Other
	9.3	Deliveries Outside of Escrow
		9.3.1	Intangible Property

10	PRORATIONS

		10.1.1	Expenses
		10.1.2	Adjustments Closing Statement
		10.1.3	Generally
	10.2	Preliminary Closing Statement

11	ESCROW

	11.1	Opening of Escrow
	11.2	Escrow Instructions
	11.3	Actions by Escrow Agent
		11.3.1	Recording
		11.3.2	Funds
		11.3.3	Owner’s Title Policy
		11.3.4	Delivery of Documents
	11.4	Conflicting Demands
	11.5	Real Estate Reporting Person
	11.6	Destruction of Documents; Survival

12	RISK OF LOSS

	12.1	Condemnation
	12.2	Casualty

13	DEFAULT

	13.1	Default by Buyer
	13.2	Default by Seller
		13.2.1	Specific Performance
		13.2.2	Actual Damages

14	BROKERS

15	CONFIDENTIALITY

	15.1	Buyer
	15.2	Seller

16	INDEMNIFICATION

17	MISCELLANEOUS PROVISIONS

	17.1	Governing Law
	17.2	Entire Agreement
	17.3	Modifications; Waiver
	17.4	Notices
	17.5	Expenses
	17.6	Assignment
		17.6.1	Seller’s Right to Assign
		17.6.2	Buyer’s Right to Assign
	17.7	Severability
	17.8	Successors and Assigns; Third Parties
	17.9	Counterparts
	17.10	Headings
	17.11	Time of the Essence
	17.12	Further Assistance
	17.13	Number and Gender
	17.14	Construction
	17.15	Post-Closing Access to Records
	17.16	Exhibits
	17.17	Attorneys’ Fees
	17.18	Business Days
	17.19	Tax-Free Exchange

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of December 22, 2003 (“Execution Date”), by and between ARE – NANCY RIDGE NO. 3, LLC, a Delaware limited liability (“Buyer”), and ARENA PHARMACEUTICALS, INC., a Delaware corporation (“Seller”), for the purposes of setting forth the agreement of the parties and of instructing CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”), with respect to the transactions contemplated by this Agreement.

RECITALS

Upon and subject to the terms and conditions set forth in this Agreement, Seller desires to sell and Buyer desires to purchase the following (collectively, the “Property”):

(i)            the fee interest in that certain real property commonly known as 6138-6150 Nancy Ridge Drive, located in the City and County of San Diego, State of California, as legally described on Exhibit A attached hereto, together with all of Seller’s rights, privileges and easements appurtenant thereto or used in connection therewith, including, without limitation, all minerals, oil, gas and other hydrocarbon substances thereon, all development rights, air rights, water, water rights and water stock relating thereto, all strips and gores, and all of Seller’s right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected thereto or used in connection with the land legally described on Exhibit A attached hereto (collectively, the “Land”);

(ii)           all buildings, improvements, structures and fixtures now or hereafter included or located on or in the Land (collectively, the “Improvements”), and all real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, including without limitation, the items described on Exhibit B attached hereto, now or hereafter owned by Seller and located on or about the Land or the Improvements or attached thereto (collectively, the “Fixtures”), excluding the power generator, security system, the waste storage building located west of the buildings on the Land and Seller’s moveable personal property (provided that none of the items on Exhibit B shall be deemed Seller’s personal property)and all heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other utility services now or hereafter located on or in the Land or the Improvements (the Land and the Improvements are sometimes hereinafter collectively referred to as the “Real Property”); and

(iii)          architectural, site, landscaping or other permits specifically relating to the Real Property, applications, approvals, authorizations and other entitlements, transferable guarantees and warranties covering the Land and/or Improvements, books, records, reports, test results, environmental assessments, as-built plans, specifications and other similar documents and materials specifically relating to the Real Property or the construction or fabrication thereof (collectively, the “Intangible Property”).

NOW, THEREFORE, in consideration of the foregoing Recitals which are incorporated herein by this reference, the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree, and instruct Escrow Agent, as follows:

1              AGREEMENT TO PURCHASE AND SELL.

Subject to all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to acquire and purchase from Seller, the Property upon the terms and conditions set forth herein.

2              PURCHASE PRICE.

The purchase price for the Property (the “Purchase Price”) shall be the sum of $13,000,000.00, payable in cash as follows:

2.1          Deposit.  Not later than the date which is 3 Business Days (as hereinafter defined) after the Execution Date, Buyer shall deposit into Escrow the sum of $250,000.00 (which amount, together with any and all interest and dividends accrued thereon, shall hereinafter be referred to as the “Deposit”).

Escrow Agent shall deposit the Deposit in a non-commingled trust account and shall invest the Deposit in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time.  In the event of the consummation of the purchase and sale of the Property as contemplated hereunder, the Deposit shall be paid to Seller at the Closing (as defined in Section 8 below) and credited against the Purchase Price.  In the event the sale of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any Buyer’s Conditions Precedent (hereinafter defined), Buyer shall notify Escrow Agent in writing of the same, and the Deposit shall be immediately returned to Buyer.  In the event the sale of the Property is not consummated because of a default of Buyer (as more particularly described in Section 13.1) the Deposit shall be immediately paid to Seller.

2.2          Balance.  On the Closing Date (as defined below), Buyer shall pay to Seller the balance of the Purchase Price over and above the Deposit paid by Buyer under Section 2.1 above, by wire transfer of federal funds to Escrow Agent, net of all prorations and adjustments as provided herein.

2.3          Allocation of Purchase Price.  Buyer and Seller hereby agree to allocate the Purchase Price among the Property for all tax and non-tax purposes in accordance with Exhibit C attached hereto (the “Allocation Schedule”).  Buyer and Seller hereby agree that the Allocation Schedule shall be prepared in a manner consistent with the rules prescribed under Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”).  Buyer and Seller hereby each (a) agree to utilize the amounts allocated pursuant to the Allocation Schedule in filing all tax returns (including any amended tax returns) and (b)

agree not to take any position on or in connection with any such tax return or otherwise that is inconsistent with such allocation.

3              DUE DILIGENCE

3.1          Property Documents.  Not later than the Execution Date, Seller shall, at Seller’s sole cost and expense, deliver or make available to Buyer (to the extent not already delivered or made available), to the extent such items are in Seller’s possession or control or in the possession or control of Seller’s agents, auditors, independent contractors or representatives, copies of all agreements, contracts, documents, information, reports, books, records and other materials pertinent to the ownership, operation, occupancy, use, or management of the Property which would be considered material by a prudent buyer of commercial real estate in a transaction similar to the one contemplated by this Agreement, and all certifications, approvals, consents, authorizations, licenses, permits, easements, rights of way, and all valid, final and unconditional certificates of occupancy, or the equivalent permitting required by the applicable licensing agency, or required by any governmental authority in connection with the ownership, development, use and maintenance of the Property, including the items described in Exhibit D attached hereto (the “Property Documents”).

3.2          Investigations.  At all reasonable times from the mutual execution of the Letter of Intent dated as of October 10, 2003 between Buyer and Seller (“Letter of Intent”)  until the Closing or earlier termination of this Agreement and upon reasonable notice to Seller, Buyer, its agents and representatives shall, during normal business hours, be entitled at Buyer’s sole cost and expense to (i) enter onto the Property to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable upon notice to Seller; (ii) cause an environmental assessment of the Property to be performed; (iii) review all Property Documents and examine and copy any and all other books and records in the possession or control of Seller or its agents relating to the Property (including, without limitation, all documents relating to utilities, zoning, and the access, subdivision and appraisal of the Property); and (iv) interview Seller’s senior management regarding the Property and Seller’s finances;  provided, however, that Buyer shall have no right to examine any of the following documents and materials which may be in Seller’s possession (collectively, the “Excluded Materials”): (i) financial analyses generated by or made on behalf of Seller; (ii) offers to sell or purchase, or (iii) any documents which are protected by the attorney-client and/or attorney work product privileges.  Notwithstanding the foregoing, Buyer shall not be permitted to undertake any intrusive or destructive testing of the Property, including without limitation a “Phase II” environmental assessment, without in each instance first obtaining Seller’s written consent thereto, which consent Seller shall not unreasonably withhold or delay.  In conducting any inspections, tests or studies, Buyer and its authorized agents and representatives shall: (a) not unreasonably interfere with the operation, use and maintenance of the Property or unreasonably disturb any business of Seller, (b) provide Seller with the opportunity to be present at all entries onto the Property, (c) not damage any part of the Property without repairing such damage upon completion, (d) not injure or otherwise cause bodily harm to Seller or any of its respective agents, contractors and employees or any other third party, (e) not permit any liens to attach to the Property by reason of the exercise of their rights under this Section, (f) fully restore the Property to substantially the same condition in which the same was found before, and to the extent any change resulted from, any such inspections, tests or studies were undertaken, and (g) not reveal or disclose any information obtained prior to the Close of Escrow concerning the Property to anyone outside Buyer’s organization, except as may otherwise be required by law and other than Buyer’s outside counsel, accounting firm, other professional advisors and consultants, and prospective lenders and investors, and their attorneys and other professional advisors all of whom who, in Buyer’s reasonable judgment, need to know such information for evaluating a possible purchase of the Property and all of whom shall be advised and have agreed to keep such information strictly confidential.  The provisions of the Section 3.2 shall survive the termination of this Agreement.

3.3          Intentionally Deleted.

3.4          CC&Rs.  Buyer may conduct such inquiries and investigations of any and all declarants or associations created by any covenants, conditions or restrictions encumbering the Property (“CC&Rs”) as Buyer, in its sole discretion, deems advisable or necessary.  Not later than the Due Diligence Termination Date, Seller shall deliver to Buyer an estoppel certificate, in the form attached hereto as Exhibit E, executed by each declarant or association under any CC&Rs (collectively, the “CC&Rs Estoppels”).

3.5          Property Questionnaire.  Seller shall deliver to Buyer a property questionnaire in the form attached hereto as Exhibit F (the “Property Questionnaire”) completed by Seller, no later than 6 Business Days prior to expiration of the Due Diligence Termination Date.  Buyer shall have 5 Business Days after receipt to notify Seller whether the Property Questionnaire has been completed to Buyer’s reasonable satisfaction.  The Property Questionnaire shall be deemed to have been completed to the Buyer’s satisfaction if Buyer has not terminated this Agreement under Section 3.6.

3.6          Termination Right.  Buyer shall have the right at any time on or before 5:00 p.m. (Los Angeles, California time) on December 19, 2003 (the “Due Diligence Termination Date”) to terminate this Agreement if, during the course of Buyer’s due diligence investigations of the Property, Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer.  Buyer may exercise such termination right by delivering written notice of termination to Seller and Escrow Agent (a “Due Diligence Termination Notice”) on or before the Due Diligence Termination Date.  Upon the timely delivery of such Due Diligence Termination Notice, (i) Escrow Agent shall immediately return the Deposit to Buyer, (ii) the parties shall equally share the cancellation charges of Title Company (as hereinafter defined) and Escrow Agent (“Cancellation Charges”), and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.  If Buyer has timely delivered to Escrow Agent a Due Diligence Termination Notice, no notice to Escrow Agent from Seller shall be required for the return of the Deposit to Buyer.  If Buyer does not exercise such termination by delivery of the Due Diligence Termination Notice on or before the Due Diligence Termination Date, then Buyer’s right to terminate this Agreement pursuant to this Section shall automatically lapse.

3.7          Insurance.  Buyer agrees that from the Execution Date through the Due Diligence Termination Date, Buyer shall carry, or cause its agents and representatives that will enter the Property in connection with the investigations pursuant to Section 3.2 to carry, workers’ compensation and general liability insurance in the amount of $2,000,000 per occurrence, which insurance shall name Seller as an additional insured.  Buyer shall provide Seller with proof of such insurance prior to entry on or commencing Buyer’s physical inspections of the Property.

3.8          Indemnity and Repair.  Buyer agrees to indemnify and hold harmless Seller from any losses or mechanic’s liens arising from entry onto the Property or any injury to persons caused by such entry by Buyer or its agents or representatives or as a result of the inspections, investigations or tests performed pursuant to Section 3.2 above, which indemnity shall survive the termination of this Agreement; provided, however, that Buyer’s indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (x) the acts of Seller, its agents or representatives, or (y) the discovery of any pre-existing condition of the Property.  In addition, if this Agreement is terminated, Buyer shall repair any damage to the Property caused by its or its agents or representatives’ entry thereon and shall restore the Property substantially to the condition in which it existed prior to such entry; provided, however, that Buyer shall have no obligation to repair any damage caused by the acts or omissions of Seller or its agents or representatives or to remediate, contain, abate or control any pre-existing condition of the Property which existed prior to Buyer’s entry thereon.

3.9          Title.

3.9.1       Deliveries by Seller.  Not later than ten (10) days after the Execution Date, Seller shall have delivered to Buyer (a) Seller’s existing title policy for the Property, together with legible copies of the underlying documents referenced therein, and (b) the most recently updated ALTA as-built survey for the Property, if any.

3.9.2       Buyer’s Review of Title.  Not later than ten (10) days after the Execution Date, Buyer shall order at its sole cost and expense (a) an ALTA extended coverage preliminary title report (the “PTR”) issued by Chicago Title Insurance Company (in such capacity, “Title Company”), together with legible copies of all documents referenced as exceptions therein, (b) a current As-Built American Land Title Association survey of the Property (the “Survey”), in form reasonably satisfactory to Buyer and the Title Company, prepared by a surveyor licensed in the State where the Property is located and certified (using a surveyor’s certificate in substantially the same form as the certificate attached hereto as Exhibit G) to Buyer and the Title Company, and such other persons or entities as Buyer may, in its discretion, request; and (c) a UCC search with regard to Seller and the Property (the “UCC Search”).  Buyer shall have until five (5) days prior to the Due Diligence Termination Date to notify Seller in writing of any objection which

Buyer may have to any exception reported in the PTR or matter shown on the Survey or the UCC Search or any updates thereof; provided, however, that if any such updates are received by Buyer, Buyer shall have an additional 5 Business Days, regardless of the Due Diligence Termination Date or Closing Date, following Buyer’s receipt of such update and legible copies of all documents referenced therein to notify Seller of objections to items shown on any such update.  Exceptions reported in the PTR and matters shown on the Survey or the UCC Search (or any updates thereof) not objected to by Buyer as provided above shall be deemed to be “Permitted Exceptions.”

3.9.3       Seller’s Obligations Regarding Title.  As a condition to Closing, Seller shall take all reasonable action necessary to remove from title to the Property (or in the alternative, Seller shall obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer in its sole discretion) the following matters: (a) all exceptions to title and survey matters created by Seller on or after the Execution Date without the prior written consent of Buyer (which consent may be withheld in Buyer’s sole and absolute discretion); (b) any and all liens and encumbrances affecting the Property which secure an obligation of Seller to pay money (other than installments of real estate taxes or assessments not delinquent as of the Closing); and (c) all taxes and assessments due and payable for any period prior to the Closing (collectively, the “Obligatory Removal Exceptions”).  If, prior to the Closing, Seller is unable or unwilling to remove or satisfactorily insure over any of the Obligatory Removal Exceptions, then Buyer may (a) terminate this Agreement by delivering written notice to Seller and Escrow Agent (in which case Escrow Agent shall return the Deposit to Buyer, and the parties shall equally share the Cancellation Charges), and thereafter neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; (b) pursue an action for specific performance to compel Seller to remove the Obligatory Removal Exceptions; or (c) waive Buyer’s objections to such Obligatory Removal Exceptions and proceed to a timely Closing whereupon such Obligatory Removal Exceptions shall be deemed “Permitted Exceptions.”  If, prior to the Closing, Seller is unable or unwilling to remove or satisfactorily insure over any other exceptions or matters objected to by Buyer (other than Obligatory Removal Exceptions), then Buyer may (x) terminate this Agreement by delivering written notice to Seller and Escrow Agent (in which case Escrow Agent shall return the Deposit to Buyer, and the parties shall equally share the Cancellation Charges), and thereafter neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; or (y) waive Buyer’s objections to such other exceptions and matters (other than Obligatory Removal Exceptions) and proceed to a timely Closing whereupon such other exceptions and matters shall be deemed “Permitted Exceptions.”

3.9.4       Condition of Title at Closing.  Upon the Closing, Seller shall sell, transfer and convey to Buyer indefeasible fee simple title, as evidenced by the Title Company issuing the Owner’s Title Policy (as hereinafter defined), to the Land and the Improvements thereon by a duly executed and acknowledged deed in the form of Exhibit H attached hereto (the “Deed”), subject only to the Lease and Purchase Option (as hereafter defined) and the Permitted Exceptions.

3.10        Return of Documents.  In the event this Agreement is terminated by Buyer pursuant to Section 3.6 or is terminated due to Buyer’s failure to perform hereunder, Buyer shall promptly return to Seller the Property Documents received from Seller.  This Section shall survive any termination of this Agreement.

4              SELLER’S REPRESENTATIONS AND WARRANTIES.

Seller represents and warrants to and agrees with Buyer that, as of the date hereof and as of the Closing Date:

4.1          Authority.  This Agreement and all other documents delivered prior to or at the Closing (i) have been duly authorized, executed, and delivered by Seller; (ii) are binding obligations of Seller; (iii) are collectively sufficient to transfer all of Seller’s rights to the Property, subject to the Lease; and (iv) do not violate the formation documents of Seller.  Seller has obtained all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement.  Seller further represents that it is a corporation, duly organized and existing in good standing under the laws of the State of Delaware, with its principal place of business in San Diego, California, and that it is qualified to transact business in the State of California.

4.2          No Conflicts.  The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

4.3          Preferential Rights.  Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property.

4.4          Property Documents.  The Property Documents delivered by Seller pursuant to the terms hereof constitute all of the material documents relating to the Property, and to Seller’s Knowledge, each such Property Document as delivered by Seller constitutes a true, correct and complete copy of such Property Document.  To Seller’s Knowledge, there are no material written commitments or agreements relating to the Property and there are no other commitments or agreements relating to the Property which would be binding on Buyer after Closing which have not been disclosed by Seller to Buyer in writing.  To Seller’s Knowledge, Seller is not in default of Seller’s obligations or liabilities pertaining to the Property or the Property Documents; nor, to Seller’s Knowledge, are there facts, circumstances, conditions, or events which, after notice or lapse of time, would constitute a default.  Seller has not received written notice or information that any party to any of the Property Documents considers a breach or default to have occurred.

4.5          Possession.  On the Closing Date, Seller shall deliver exclusive possession of the Property to Buyer, free and clear of any leases, tenancies or parties in possession, except for the Lease.

4.6          Construction.  To Seller’s Knowledge, there are no material physical defects in the construction of the Improvements.

4.7          Material Information.  To Seller’s Knowledge, this Agreement, together with the Property Documents and any matters heretofore disclosed to Buyer in writing by Seller, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not materially misleading.

4.8          Special Assessments or Condemnation.  To Seller’s Knowledge, there are no existing, proposed or contemplated (i) special assessments, except those shown as exceptions on the PTR, or (ii) condemnation actions against the Property or any part, and Seller has not received written notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

4.9          Utilities.  To Seller’s Knowledge, all water, sewer, electric, gas, telephone, and drainage facilities, and all other utilities required by law or for the normal operation of the Property are installed to the property lines of the Property, have been connected to the Improvements and Seller has received no written notices that service will be disconnected or reduced.

4.10        Service Contracts.  To Seller’s Knowledge, there are no service, maintenance, repair, management, leasing, or supply contracts or other contracts (including, without limitation, janitorial, elevator and landscaping agreements) affecting the Property, oral or written, which would be binding on Buyer after Closing. .

4.11        Bankruptcy.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller’s Knowledge, threatened, against Seller.

4.12        Insurance.  There are currently in effect such insurance policies as are customarily maintained with respect to similar properties.  Seller has not received any written notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property.  Seller has received no written notice from any insurance company concerning, nor, to Seller’s Knowledge, are there any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost.

4.13        Litigation.  To Seller’s Knowledge, except as set forth on the schedule attached hereto as Exhibit R, there are no actions, suits or proceedings before any judicial or quasi-judicial body, pending, or to Seller’s Knowledge, threatened, against or affecting all or any portion of the Property.

4.14        Compliance with Laws.  To Seller’s Knowledge, Seller has received no written notice of, and has no Knowledge of, any condition currently on the Property or any portion thereof which may give rise to any violation of any existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, “Laws”) applicable to the Property if it were disclosed to the authorities having jurisdiction over the Property, except as set forth on Exhibit I.

4.15        Environmental Materials.

4.15.1     Definitions.

(a)           “Environmental Claim” means any and all actions (including, without limitation, investigatory, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from or relating to the presence or suspected presence of any Environmental Materials in, on, under, or about the Property or properties adjacent thereto.

(b)           “Environmental Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or any other chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any governmental authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment.

4.15.2     Representations and Warranties.  Seller represents and warrants to and agrees with Buyer that, as of the date hereof, to Seller’s Knowledge: (i) there is no Environmental Claim pending or threatened with regard to the Property; and (ii) without in any way limiting the generality of the foregoing, (a) there are no underground storage tanks located on the Property, (b) there is no asbestos contained in or forming part of any Improvement, including, without limitation, any building, building component, structure or office space on the Property, and (c) no polychlorinated biphenyls (PCBs) are used or stored at the Property.

4.15.3     Indemnification.  Seller hereby indemnifies and agrees to reimburse, defend, and hold Buyer harmless from, for and against all Environmental Claims arising from,

asserted against, imposed on, or incurred by Buyer, directly or indirectly, in connection with the breach of any representation or warranty set forth in Section 4.15.2 of this Agreement.

4.16        Survival.  All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the execution of this Agreement, and shall survive the delivery of the Deed and other Closing instruments and documents for a period of 24 months following the Closing.

4.17        Seller’s Knowledge.  As used in this Agreement, the phrase “to Seller’s Knowledge” and words of similar import shall mean the best knowledge of the Chief Executive Officer, Chief Financial Officer, the General Counsel, Adam Chinnock, and the Facilities Manager of Seller, after reasonable inquiry and investigation of the files and materials in the possession or control of such persons.  Seller represents and warrants that the foregoing persons are those persons affiliated with Seller most knowledgeable regarding the ownership and operation of the Property, possessing the greatest experience and familiarity with the Property, that no other person presently affiliated with Seller possesses any equal or greater familiarity and experience with the Property and that the foregoing persons have been employed by Seller since July 1, 1997, September 11, 2000, October 24, 2001, September 15, 2002 and August 25, 1997 respectively.

4.18        As-Is.  Buyer acknowledges, represents and warrants that prior to Close of Escrow, Buyer will have had the opportunity to thoroughly inspect the Property and to investigate all aspects of the Property.  Notwithstanding anything to the contrary contained in this Agreement, Buyer further acknowledges and agrees that Buyer is purchasing the Property subject to all governmental regulations and the Lease.  Buyer further acknowledges and agrees that except for any representations and warranties expressly made by Seller in this Agreement, neither Seller nor any of Seller’s employees, agents or representatives have made any representations or warranties by or on behalf of Seller of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, as to any matters concerning the Property, the condition of the Property, the size of the Real Property, the size of the Improvements (including without limitation, any discrepancies in the actual rentable square footage of any leased premises within the Improvements), the present use of the Property or the suitability of Buyer’s intended use of the Property.  Buyer hereby acknowledges, agrees and represents that the Property is to be purchased, conveyed and accepted by Buyer in its present condition, “AS IS”, “WHERE IS” AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof.  Except for any representations and warranties expressly made by Seller in this Agreement, any and all information and documents furnished to Buyer by or on behalf of Seller relating to the Property, including, without limitation, the Property Documents, shall be deemed furnished as a courtesy to Buyer but without warranty of any kind from or on behalf of Seller regarding the content thereof except as expressly provided herein.  Buyer hereby represents and warrants to Seller that Buyer will have an opportunity to perform an independent inspection and investigation of the Property and also will have an opportunity to investigate and has knowledge of operative or proposed governmental regulations.  Buyer further represents that, except for any representations and warranties expressly made by Seller in this Agreement, it shall acquire the Property solely upon the basis of its independent inspection and investigation of the Property, including without limitation: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) the dimensions or lot size of the Real Property or the square footage of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, the Real Property or its use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose, (iv) the zoning or other legal status of the Real Property or any other public or private restrictions on the use of the Real Property, (v) the compliance of the Real Property or its operation with any governmental regulations, (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer’s intended use or development of the Real Property, (vii) the presence or absence of hazardous materials on, in, under, above or about the Real Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements, (ix) the condition of title to the Real Property, or (x) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of the Real Property.  Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller, nor any member, officer, employee, attorney, property manager, agent or broker of Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer except as expressly provided in this Agreement.

5              BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to and agrees with Seller that, as of the date hereof, and as of the Closing Date:

5.1          No Conflicts.  The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Buyer is a party or by which Buyer is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer or all or any portion of the Property.

5.2          Consents.  All requisite corporate action has been taken by Buyer in connection with entering into this Agreement, and will be taken prior to the Closing in connection with the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby.  No consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

5.3          Buyer’s Authority; Validity of Agreements.  This Agreement and all other documents delivered prior to or at the Closing (i) have been or will be before the Closing duly authorized, executed, and delivered by Buyer; (ii) are binding obligations of Buyer; and (iii) do not violate the formation documents of Buyer.  Buyer has obtained all required consents, releases, and approvals necessary to execute this Agreement and, as of the Closing, to consummate the transaction contemplated by this Agreement.  Buyer further represents that it is a limited liability company duly organized and existing in good standing under the laws of the State of Delaware, with its principal place of business in the State of California, and that it is qualified to transact business in the State of California.

5.4          Bankruptcy.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Buyer’s Knowledge, threatened, against Buyer.

6              COVENANTS OF SELLER.

In addition to the covenants and agreements of Seller set forth elsewhere in this Agreement, Seller covenants and agrees that between the date hereof and the earlier of (1) the Closing or (2) termination of this Agreement:

6.1          Title.  Seller shall not (a) directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property, (b) take any action, create, commit, permit to exist or suffer any acts which would (i) give rise to a variance from the current legal description of the Land, or (ii) cause the creation of any lien, charge or encumbrance other than the Permitted Exceptions, or (c) enter into any agreement to do any of the foregoing without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion).

6.2          Notice of Change in Circumstances.  Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller has Knowledge subsequent to the date of this Agreement which (a) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (b) makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or (c) makes any covenant or agreement of Seller under this Agreement incapable or less likely of being performed, it being expressly understood that Seller’s obligation to provide information to Buyer under this Section shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.  Notwithstanding the foregoing, Buyer agrees that if, at any time prior to the Closing Date, it has knowledge of any information which would require the qualification of any of the above representations and warranties for such representation and warranty to be true, it shall immediately notify Seller in writing of such information.  If Buyer has knowledge of the incorrectness of any representation or warranty made by Seller in this Agreement and fails to so notify Seller prior to the Closing Date, then such representation or warranty shall be deemed to be modified to the extent of such knowledge.  Seller shall have the right to qualify such representations and warranties with any newly discovered information it receives concerning such representations and warranties after the date of this Agreement promptly upon discovering such new information (provided that such new information is not a result of Seller’s actions).  If Seller has notified Buyer in writing that it will be necessary to qualify any of the above representations and warranties as provided above (i.e. as a result of new information which is not a result of Seller’s actions) when they are restated as of the Closing Date, Buyer must elect, by a writing received by Seller prior to the Closing Date (as same may be extended on a day for day basis if Seller’s notice was delivered within the three days preceding the Closing Date), to either (i) terminate this Agreement and the Escrow, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligations or liabilities hereunder, except for the indemnity obligations of Buyer contained herein which indemnities shall survive any such termination or (ii) proceed with the transaction contemplated by this Agreement, in which event the above representations and warranties shall be qualified when remade on the Closing Date as provided above.  In the event that Seller does not receive such written notification from Buyer, then Buyer will be deemed to have elected to proceed with the transaction contemplated by this Agreement, with the above representations and warranties qualified when remade as of the Closing Date.

6.3          No Defaults; Maintenance of Property.  Seller shall not default with respect to the performance of any obligation relating to the Property which would be binding on Buyer following the Closing or subject Buyer to liability as the owner of the Property following the Closing.  Subject to Section 12, Seller shall operate and maintain the Property in its current condition, reasonable wear and tear excepted, in accordance with all applicable Laws.

6.4          Exclusive Negotiations.  Seller shall (i) remove the Property from the market and (ii) cease and refrain from any and all negotiations with any other prospective tenants, optionees or purchasers of the Property, until the earlier of the termination of this Agreement or the Closing.

6.5          Development Activities.  Seller shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion).

6.6          Service, Management and Employment Contracts.  Seller shall not enter into, extend, renew or replace any existing service, property management or employment contracts in respect of the Property without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion), which would be binding on Buyer following the Closing, unless the same shall be cancelable without penalty or premium, upon not more than 30 days’ notice from the owner of the Property and Seller shall immediately notify Buyer of any such new, extended, renewed or replaced contract.

6.7          Leases.  Seller shall not enter into any new lease or occupancy agreement for the Property without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion).

6.8          Insurance.  Seller will maintain its current insurance on the Property in place from the date hereof through the Closing Date or earlier termination of this Agreement.

6.9          Litigation.  Following the Due Diligence Termination Date, Seller shall not allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole and absolute discretion).  In the event Seller receives any notice of any proceeding of the character described in Sections 4.11 or 4.13 which has not been previously disclosed to Buyer prior to the Closing, Seller shall promptly advise Buyer in writing.

7              CONDITIONS PRECEDENT TO CLOSING.

7.1          Buyer’s Conditions.  The obligation of Buyer to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (“Buyer’s Conditions”), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer, it being expressly understood that, subject to Section 6.1, the waiver of any of the following conditions by Buyer shall prevent Buyer from pursuing any remedy Buyer may have with respect to any breach hereunder by Seller:

7.1.1       Title.  Title Company shall be prepared and irrevocably committed to issue (a) to Buyer an American Land Title Association extended coverage owner’s policy of title insurance (Form B)-1970 (expressly deleting any creditor’s rights exclusion) in favor of Buyer in an amount equal to the Purchase Price showing indefeasible fee simple title to the Real Property vested in Buyer, with those endorsements reasonably requested by Buyer prior to the Due Diligence Termination Date, subject only to the Lease and the Purchase Option and the Permitted Exceptions (collectively, the “Owner’s Title Policy”).

7.1.2       Seller’s Due Performance.  All of the representations and warranties of Seller set forth in Section 4 shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement, including, without limitation, the deliveries required to be made by Seller pursuant to Sections 9.1 and 9.3 hereof.

7.1.3       Condition of Property.  Subject to the provisions of Section 12 below, the condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer’s representatives.

7.1.4       Bankruptcy.  No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

7.1.5       Estoppel Certificates.  Prior to the Due Diligence Termination Date, Buyer shall have received and approved a fully executed original of each CC&Rs Estoppel.

7.1.6       Property Questionnaire.  Buyer shall have received the Property Questionnaire for the Property, completed by Seller, within the time frame required by Section 3.5.

7.1.7       No Moratoria.  No moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would materially and adversely affect Buyer’s intended use of the Property.

7.1.8       Repeat Representations, Warranties and Agreements.  Seller shall repeat all of its representations, warranties and agreements set forth in this Agreement as of the Closing Date, by delivery of the Seller’s Certificate (as defined below).

7.2          Failure of Buyer’s Conditions.  Subject and without limitation to Buyer’s rights hereunder, including, without limitation, Section 13.2 hereof, if any of Buyer’s Conditions have not been fulfilled within the applicable time periods, Buyer may:

7.2.1       Waive and Close.  Waive the Buyer’s Condition and close Escrow in accordance with this Agreement, with or without adjustment or abatement of the Purchase Price; or

7.2.2       Terminate.  Terminate this Agreement by delivering written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the Cancellation Charges and neither party shall thereafter have any rights or obligations to the other hereunder other than any provisions hereof which expressly survive the termination of this Agreement.

7.3          Seller’s Conditions.  The obligation of Seller to render performance under this Agreement is subject to the following conditions precedent (and conditions concurrent with respect to deliveries to be made by the parties at Closing) (“Seller’s Conditions”), which conditions may be waived, or the time for satisfaction thereof extended, by Seller only in a writing executed by Seller:

7.3.1       Buyer’s Due Performance.  All of the representations and warranties of Buyer set forth in Section 5 hereof shall be true and correct as of the Closing Date, and

Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

7.3.2       Repeat Representations, Warranties and Agreements.  Buyer shall repeat all of its representations, warranties and agreements set forth in this Agreement as of the Closing Date, by delivery of the Buyer’s Certificate (as defined below).

7.3.3       Bankruptcy.  No action or proceeding shall have been commenced by or against Buyer under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

7.4          Failure of Seller’s Conditions.  In the event of the failure of a Seller’s Condition, Seller may terminate this Agreement by delivery of written notice to Buyer and Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, the parties shall equally share the Cancellation Charges, and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

8              CLOSING.

8.1          Closing Date.  Subject to the provisions of this Agreement, the Closing shall take place on December 30, 2003, or on such other date as the parties hereto may agree.  As used herein, the “Closing” shall mean the recordation of the Deed in the Official Records of the County of San Diego, State of California (the “Official Records”), and the “Closing Date” shall mean the date upon which the Closing actually occurs.

8.2          Closing Costs.  Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys’ and advisors’ fees), except the following costs (the “Closing Costs”), which shall be allocated between the parties as follows:

8.2.1       Seller shall pay all documentary transfer, stamp, sales and other taxes related to the transfer of the Property, ½ of Escrow Agent’s escrow fees and costs, and all premiums, costs and fees related to the delivery of the CLTA portion of Owner’s Title Policy and the endorsements listed on Exhibit J up to a maximum of $2,000, and all recording fees related to the transfer of ownership of the Property.

8.2.2       Buyer shall pay ½ of Escrow Agent’s escrow fees and costs, the cost of the Survey, the balance due for Owner’s Title Policy, and the cost of the UCC Search.

9              CLOSING DELIVERIES.

9.1          Deliveries by Seller to Escrow.  Not less than 1 Business Day prior to the Closing Date, Seller, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each effective as of the Closing Date and executed by Seller, in addition to the other items and payments required by this Agreement to be delivered by Seller:

9.1.1       Deed.  The original executed and acknowledged Deed conveying the Property to Buyer or its nominee;

9.1.2       Non-foreign Affidavit.  2 originals of the Non-Foreign Affidavit in the form of Exhibit M attached hereto, each executed by Seller;

9.1.3       California FTB Form 597-W.  2 originals of a California FTB Form 597-W, each executed by Seller in the form attached as Exhibit L;

9.1.4       Lease.  3 original executed counterparts of the Lease in the form attached hereto as Exhibit N (the “Lease”);

9.1.5       Bill of Sale and Assignment.  2 original counterparts of the Bill of Sale and Assignment in the form of Exhibit P attached hereto, each executed by Seller, pursuant to which Seller shall transfer to Buyer all the Fixtures and the Intangible Property, in each case free of all liens and encumbrances;

9.1.6       Seller’s Certificate.  2 originals of a certificate, in the form of Exhibit K attached hereto (the “Seller’s Certificate”), each executed by Seller;

9.1.7       Memorandum of Lease and Purchase Option.  3 original executed counterparts of the Memorandum of Lease and Purchase Option in the form attached hereto as Exhibit O (“Memorandum of Lease and Purchase Option”);

9.1.8       Proof of Authority.  Such proof of Seller’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; and

9.1.9       Other.  Such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer, Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein, including, without limitation, reasonable or customary title affidavits and indemnities.

9.2          Deliveries by Buyer.  On or before the Closing, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following:

9.2.1       Balance, Prorations & Closing Costs.  The balance of the Purchase Price pursuant to Section 2 hereof and Buyer’s share of prorations and Closing Costs (as hereinafter defined), as provided in Sections 10 and 8.2, respectively;

9.2.2       Lease.  3 original executed counterparts of the Lease; and

9.2.3       Buyer’s Certificate.  2 originals of a certificate, in the form of Exhibit Q attached hereto (the “Buyer’s Certificate”), each executed by Buyer.

9.2.4       Proof of Authority.  Such proof of Buyer’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Companyor Seller;

9.2.5       Memorandum of Lease and Purchase Option.  3 original executed counterparts of the Memorandum of Lease and Purchase Option.

9.2.6       Other.  Such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Seller and Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

9.3          Deliveries Outside of Escrow.  Seller shall deliver possession of the Property to Buyer upon the Closing, subject to Seller’s rights as tenant under the Lease.  Further, Seller hereby covenants and agrees, at its sole cost and expense, to deliver or cause to be delivered to deliver to Buyer, on or prior to the Closing, the following items:

9.3.1       Intangible Property.  The original of each document evidencing the Intangible Property or rights to ownership and use thereof.

10           PRORATIONS.

10.1.1     Expenses.  Assessments, improvement bonds and other expenses such as common area maintenance costs affecting the Property shall be prorated between Buyer and Seller as of the Closing Date to the extent due and payable for any period prior to the Closing.

10.1.2     Adjustments.  If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing.

10.1.3     Generally.  For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property after 12:01 a.m. (Los Angeles, California time) on the Closing Date.  All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year.  The provisions of this Section 10 shall survive the Closing for a period of 2 years.

10.2        Preliminary Closing Statement.  10 days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the “Preliminary Closing Statement”) setting forth the Closing Costs allocable to each of the parties pursuant to Section 8.2 hereof.  Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the “Closing Statement”).

11           ESCROW.

11.1        Opening of Escrow.  Promptly following the Execution Date, Buyer and Seller shall each cause a purchase and sale escrow (“Escrow”) to be opened with Escrow Agent by delivery to Escrow Agent of 2 duplicate partially executed originals of this Agreement executed by Seller and Buyer.  Upon receipt of such partially executed originals of this Agreement, Escrow Agent shall form 2 duplicate original counterparts of this Agreement and telephonically confirm to Buyer and Seller the date upon which Escrow is opened (the “Opening of Escrow”).  On or immediately after the Opening of Escrow, Escrow Agent shall (a) confirm the same by executing and dating the 3 duplicate original counterparts of this Agreement in the space provided for Escrow Agent, and (b) deliver a fully executed original of this Agreement to each of Seller and Buyer.

11.2        Escrow Instructions.  This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties.  Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided.  The parties hereto shall execute such additional escrow instructions, not inconsistent with this Agreement as determined by counsel for Buyer and Seller, as Escrow Agent shall deem reasonably necessary for its protection, if any (as may be modified by and mutually acceptable to Buyer, Seller and Escrow Agent).  In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

11.3        Actions by Escrow Agent.  Provided that Escrow Agent shall not have received written notice from Buyer or Seller of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Seller have deposited into Escrow the documents and funds required by this Agreement, and Title Company is unconditionally and irrevocably committed to issue the Owner’s Title Policy concurrently with the Closing, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

11.3.1     Recording.  Following Title Company’s acknowledgment that it is prepared and irrevocably committed to issue the Owner’s Title Policy to Buyer, cause the Deed, the Memorandum of Lease and Purchase Option and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

11.3.2     Funds.  Upon receipt of confirmation of the recordation of the Deed and the Memorandum of Lease and Purchase Option and such other documents as were recorded pursuant to Section 11.3.1 above, disburse all funds deposited with it by Buyer as follows:

(a)           Pursuant to the Closing Statement (as hereinafter defined), retain for Escrow Agent’s own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner’s Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

(b)           Disburse to Seller an amount equal to the Purchase Price, less or plus the net debit or credit to Seller by reason of the prorations and allocation of Closing Costs provided for in Sections 10 and 8.2.  Seller’s portion (as provided in Section 8.2) of the escrow fees, title fees and other Closing Costs shall be paid pursuant to clause (a) above; and

(c)           Disburse to Buyer any remaining funds in the possession of Escrow Agent after payments pursuant to clauses (a) and (b) above have been completed.

11.3.3     Owner’s Title Policy.  Cause Title Company to issue the Owner’s Title Policy to Buyer.

11.3.4     Delivery of Documents.  Deliver to Buyer and Seller one original of each of all documents deposited into Escrow, other than the Deed and any other recorded documents promptly after the Closing.

11.4        Conflicting Demands.  Upon receipt of a written demand for the Deposit (a “Deposit Demand”) by Seller or Buyer (the “demanding party”), Escrow Agent shall promptly send a copy of such Deposit Demand to the other party (the “non-demanding party”).  Except in connection with the delivery of a Due Diligence Termination Notice (in which event the Deposit shall be immediately returned to Buyer), Escrow Agent shall hold the Deposit for 5 Business Days from the date of delivery by Escrow Agent of the Deposit Demand to the non-demanding party (“Objection Period”) or until Escrow Agent receives a confirming instruction from the non-demanding party.  In the event the non-demanding party delivers to Escrow Agent written objection to the release of the Deposit to the demanding party (an “Objection Notice”) within the Objection Period (which Objection Notice shall set forth the basis under this Agreement for objecting to the release of the Deposit), Escrow Agent shall promptly send a copy of the Objection Notice to the demanding party.  In the event of any dispute between the parties regarding the release of the Deposit, Escrow Agent, in its good faith business judgment, may disregard all inconsistent instructions received from either party and may either (a) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of such mutual resolution in writing by both Seller and Buyer, or Escrow Agent is otherwise instructed by a final non-appealable judgment of a court of competent jurisdiction, or (b) deposit the Deposit with a court of competent jurisdiction by an action of interpleader (whereupon Escrow Agent shall be released and relieved of any further liability or obligations hereunder from and after the date of such deposit).  In the event Escrow Agent shall in good faith be uncertain as to its duties or obligations hereunder or shall receive conflicting instructions, claims or demands from the parties hereto (expressly excluding however a conflicting demand given by Seller after Buyer has delivered a Due

Diligence Termination Notice and demand for the Deposit), Escrow Agent shall promptly notify both parties in writing and thereafter Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrow Agent shall receive a joint instruction from both parties clarifying Escrow Agent’s uncertainty or resolving such conflicting instructions, claims or demands, or until a final non-appealable judgment of a court of competent jurisdiction instructs Escrow Agent to act.

11.5        Real Estate Reporting Person.  Escrow Agent is designated the “real estate reporting person” for purposes of section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide.  Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

11.6        Destruction of Documents; Survival.  Escrow Agent is hereby authorized to destroy or otherwise dispose of any and all documents, papers, instructions and other material concerning the Escrow at the expiration of 6 years from the later of (a) the Closing, (b) the final disbursement of any funds maintained in Escrow after the Closing, or (c) the final release of the Deposit following the termination of this Agreement.  The provisions of this Section 11 shall survive the Closing or earlier termination of this Agreement until Escrow Agent’s duties and obligations hereunder are fully and finally discharged.

12           RISK OF LOSS.

12.1        Condemnation.  If, prior to the Closing Date, all or any material portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact.  In such event, Buyer shall have the option to terminate this Agreement by delivering written notice to Seller not later than the earlier of (i) the Closing Date, and (ii) 10 days after delivery of such notice from Seller.  Upon such termination, Escrow Agent shall immediately return the Deposit to Buyer, the parties shall equally share the Cancellation Charges, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.  If Buyer does not elect to terminate this Agreement,  the terms of the Lease shall govern distribution of proceeds and restoration regardless of the commencement of the term thereof.

12.2        Casualty.  Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage or destruction of the Property shall be borne and assumed by Seller.  If, prior to Closing any part of the Property is damaged or destroyed, Seller shall immediately notify Buyer of such fact.  In the event that the amount of the damage caused by such event exceeds $500,000, Buyer shall have the option to terminate this Agreement by delivering written notice to Seller not later than the earlier of (i) the Closing Date, and (ii) 10 days after delivery of such notice from Seller.  If Buyer does not elect to terminate this Agreement, the terms of the Lease shall govern distribution of proceeds and restoration regardless of the commencement of the term thereof .

13           DEFAULT.

13.1        Default by Buyer.  IN THE EVENT THAT THE ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, PROVIDED THAT SELLER IS READY, WILLING AND ABLE TO CLOSE, BUYER AND SELLER AGREE THAT SELLER’S ACTUAL DAMAGES WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.  THE PARTIES THEREFORE AGREE THAT IN THE EVENT THAT ESCROW AND THIS TRANSACTION FAIL TO CLOSE AS A RESULT OF THE DEFAULT OF BUYER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, SELLER, AS SELLER’S SOLE AND EXCLUSIVE REMEDY, IS ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT THEN HELD BY ESCROW AGENT.  IN THE EVENT ESCROW FAILS TO CLOSE AS A RESULT OF BUYER’S DEFAULT AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS HEREUNDER, THEN (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER HEREUNDER AND THE ESCROW CREATED HEREBY SHALL TERMINATE, (2) ESCROW AGENT SHALL, AND IS HEREBY AUTHORIZED AND INSTRUCTED TO, RETURN PROMPTLY TO BUYER AND SELLER ALL DOCUMENTS AND INSTRUMENTS TO THE PARTIES WHO DEPOSITED THE SAME, AND (3) ESCROW AGENT SHALL DELIVER THE DEPOSIT THEN HELD BY ESCROW AGENT TO SELLER PURSUANT TO SELLER’S INSTRUCTIONS, AND THE SAME SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.  SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1, AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

NOTHING CONTAINED IN THIS SECTION IS INTENDED TO WAIVE OR OTHERWISE LIMIT SELLER’S REMEDIES OR DAMAGES FOR CLAIMS OF SELLER AGAINST BUYER ARISING OUT OF SECTION 3.7 HEREOF OR WAIVE OR OTHERWISE LIMIT SELLER’S RIGHTS TO OBTAIN FROM BUYER ALL COSTS AND EXPENSES OF ENFORCING ITS RIGHTS UNDER THIS AGREEMENT, INCLUDING ATTORNEYS’ FEES AND COSTS.

/int./ JL	/int./ PN
Seller’s Initials	Buyer’s Initials

13.2        Default by Seller.  IF SELLER SHALL FAIL TO CONVEY THE PROPERTY TO BUYER IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, AND SUCH FAILURE CONSTITUTES A DEFAULT HEREUNDER, THEN BUYER SHALL HAVE THE RIGHT TO PURSUE THE REMEDY SET FORTH IN EITHER SECTIONS 13.2.1 OR 13.2.2 BELOW, AS ITS SOLE AND EXCLUSIVE REMEDY:

13.2.1     SPECIFIC PERFORMANCE.  THE RIGHT TO PURSUE AN ACTION FOR THE SPECIFIC PERFORMANCE OF THIS AGREEMENT.  AS A CONDITION PRECEDENT TO BUYER’S RIGHT TO PURSUE AN ACTION FOR SPECIFIC PERFORMANCE, BUYER MUST BE READY, WILLING AND ABLE TO PERFORM ALL OF BUYER’S COVENANTS AND OBLIGATIONS THAT THIS AGREEMENT CONTEMPLATES WILL BE PERFORMED OR DELIVERED ON OR BEFORE THE CLOSE OF ESCROW.

13.2.2     ACTUAL DAMAGES.  THE RIGHT TO THE RETURN OF THE DEPOSIT AND ALL INTEREST ACCRUED THEREON WHILE IN ESCROW AND TO PURSUE AN ACTION OR ACTIONS FOR ACTUAL DAMAGES AGAINST SELLER RELATIVE TO SUCH DEFAULT.  IN THE EVENT SPECIFIC PERFORMANCE IS AVAILABLE AS A REMEDY TO BUYER AND BUYER CHOOSES INSTEAD THE REMEDY SET FORTH IN THIS SECTION 13.2.2, THEN SUCH ACTION OR ACTIONS FOR DAMAGES (INCLUDING ANY ACTION FOR ANY BREACH OF SELLER’S REPRESENTATIONS, WARRANTIES OR COVENANTS) SHALL NOT SEEK NOR SHALL THE AGGREGATE OF ANY AWARDS OBTAINED EXCEED THE AMOUNT OF $250,000.

BUYER FURTHER AGREES THAT UNLESS BUYER SHALL BE ENTITLED TO SPECIFIC PERFORMANCE UNDER SECTION 13.2.1 ABOVE, IF BUYER SEEKS OR FILES OR RECORDS A LIS PENDENS OR ANY OTHER MATTER, CLOUD OR NOTICE AFFECTING TITLE OF THE PROPERTY, OR SEEKS OR CLAIMS A VENDEE’S LIEN UPON THE PROPERTY, THEN, UPON PRESENTATION OF A COPY OF THIS AGREEMENT TO THE COURT, SELLER SHALL BE ISSUED A DISMISSAL OF THE ACTION EX PARTE, THAT THE LIS PENDENS OR OTHER NOTICES SHALL BE EXPUNGED UPON SELLER’S EX PARTE APPLICATION.

NOTHING CONTAINED IN THIS SECTION IS INTENDED TO WAIVE OR OTHERWISE LIMIT BUYER’S RIGHTS TO OBTAIN FROM SELLER ALL COSTS AND EXPENSES OF ENFORCING ITS RIGHTS UNDER THIS AGREEMENT, INCLUDING ATTORNEYS’ FEES AND COSTS.

/int./ JL	/int./ PN
Seller’s Initials	Buyer’s Initials

14           BROKERS.

Seller and Buyer each hereby represent, warrant to and covenant to each other that it has not dealt with any third party, other than Cushman & Wakefield (“Brokers”) as Seller’s representative, in a manner which would obligate the other to pay any brokerage commission, finder’s fee or other compensation due or payable with respect to the transaction contemplated hereby other than a commission to be paid to Brokers pursuant to a separate agreement, which shall be paid by Seller only upon the Closing of the purchase and sale contemplated hereby.  Buyer represents and warrants to Seller that Buyer has not paid Brokers any commission or compensation to Brokers in connection with the transaction contemplated by this Agreement or otherwise in connection with the Property and that it has not agreed to do so.  Seller hereby indemnifies and agrees to protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys’ fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 14.  Buyer hereby indemnifies and agrees to protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys’ fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 14.  The provisions of this Section 14 shall survive the Closing or earlier termination of this Agreement.

15           CONFIDENTIALITY.

15.1        Buyer.  Buyer agrees that until 5 years after the Closing (or if this Agreement is terminated before Closing, 5 years after the termination), except as otherwise provided herein or required by law and except for the exercise by Buyer of any remedy hereunder, Buyer shall (a) keep confidential the pendency of this transaction with Seller, the terms and conditions contained in the Agreement and the identity of Seller and the documents and information supplied by Seller to Buyer, (b) disclose such information only to Buyer’s agents, employees, contractors, consultants or attorneys, as well as lenders (if any), investment bankers, venture capital groups, investors, title company personnel, auditors,  and prospective tenants, with a need to know such information , provided that Buyer shall inform all persons receiving such information from Buyer of the confidentiality requirement and (to the extent within Buyer’s control) cause such confidence to be maintained, and (c) upon the termination of this Agreement prior to the Closing, return to Seller promptly upon request all copies of documents and materials supplied by Seller.  Disclosure of information by Buyer shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Buyer or its agents, employees, contractors, consultants or attorneys or if disclosure is required under law or regulation.  Notwithstanding anything to the contrary contained herein, Seller acknowledges that Buyer is a public company and that Buyer may disclose the pendency and/or Closing of the transaction contemplated by this Agreement in its public company filings.  Notwithstanding the foregoing, after the Closing, and in connection with Buyer’s operation of the Property, Buyer shall have the right to use and disclose the

Property Documents and information therein, except Property Documents and information therein related to Seller’s financial position and environmental conditions at the Property, which shall be subject to the limitations set forth above.

15.2        Seller.  Seller agrees that until 5 years after the Closing (or if this Agreement is terminated before Closing, 5 years after the termination), except as otherwise provided herein or required by law or regulation, and except for the exercise by Seller of any remedy hereunder, Seller shall (a) keep confidential the pendency of this transaction with Buyer, the terms and conditions contained in the Agreement and the identity of Buyer and the relationship between Buyer and the entity to which Buyer may assign this Agreement or which Buyer designates as the party to whom Seller shall convey the Property at the Closing, and (b) disclose such information only to Seller’s agents, employees, contractors, consultants or attorneys, as well as Tenants and title company personnel, with a need to know such information in connection with effecting this transaction, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller’s control) cause such confidence to be maintained.  Disclosure of information by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction or from sources other than Seller or its agents, employees, contractors, consultants or attorneys, or if disclosure is required under law or regulation.  Notwithstanding anything to the contrary contained herein, Buyer acknowledges that Seller is a public company and that Seller may disclose the pendency and/or Closing of the transaction contemplated by this Agreement in its public company filings.

16           INDEMNIFICATION.

Seller hereby indemnifies and agrees to defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys’ fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property prior to the Closing.  Promptly after receipt by Buyer of notice of the commencement of any action for which a claim for indemnification is to be made against Seller, Buyer shall notify Seller in writing of such commencement, but the omission to so notify Seller will not relieve Seller from any liability that it may have to Buyer hereunder except to the extent that failure to notify causes prejudice to Seller.  If any action is brought against Buyer, and it notifies Seller of the commencement thereof, Seller will be entitled to participate therein and, to the extent that it may elect by written notice delivered to Buyer promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to Buyer in its discretion.  In the event Seller has so assumed the defense of any action against Buyer, Buyer shall not settle such action without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed.  In the event Seller, after notice from Buyer as set forth above, has not elected to assume the defense in such action, Buyer may settle such action in its sole and absolute discretion, provided that such settlement shall not waive any claims by Buyer against Seller hereunder.  Seller shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which Buyer may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement.  The provisions of this Section 16 shall survive the Closing for a period of 24 months.

17           MISCELLANEOUS PROVISIONS.

17.1        Governing Law.  This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

17.2        Entire Agreement.  This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.  Without limiting the foregoing, upon the execution of this Agreement, the Letter of Intent shall terminate and be of no further force or effect.

17.3        Modifications; Waiver.  No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

17.4        Notices.  All notices, consents, requests, reports, demands or other communications hereunder (collectively, “Notices”) shall be in writing and may be given personally, by reputable overnight delivery service or by facsimile transmission (with in the case of a facsimile transmission, with a copy by reputable overnight delivery service) to each of the parties at the following addresses:

To Buyer:	ARE - Nancy Ridge No. 3, LLC
Alexandria Real Estate Equities, Inc.
135 N. Los Robles Ave.
Suite 250
Pasadena, California 91101
	Attention:	Corporate Secretary
Re: 6138-6150 Nancy Ridge Drive
	Telephone:	(626) 578-0777
	Facsimile:	(626) 578-0770

With A Copy To:	Teel, Palmer & Roeper, LLP
11455 El Camino Real, Suite 300
San Diego, California 92130
	Attention:	Elizabeth A. Willes, Esq.
	Telephone:	(858) 794-2900
	Facsimile:	(858) 794-2909

To Seller:	Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, California 92121
	Attention:	Chief Financial Officer
	Telephone:	(858) 453-7200
	Facsimile:	(858) 677-0065

With A Copy To:	Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, California 92121
	Attention:	General Counsel
	Telephone:	(858) 453-7200
	Facsimile:	(858) 677-0065

To Escrow Agent:	Chicago Title Insurance Company
700 South Flower Street
Suite 900
Los Angeles, California 90017
Attention: Maggie Watson
	Telephone:	(213) 488-4337
	Facsimile:	(213) 488-4388

or to such other address or such other person as the addressee party shall have last designated by written notice to the other party.  Notices given by facsimile transmission shall be deemed to be delivered as of the date and time of transmission; and all other Notices shall have been deemed to have been delivered on the date of delivery or refusal to accept delivery.

17.5        Expenses.  Subject to the allocation of Closing Costs provided in Section 8.2 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

17.6        Assignment.

17.6.1     Seller’s Right to Assign.  Seller shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law.

17.6.2     Buyer’s Right to Assign.  Buyer shall not have the right, power, and authority to assign this Agreement or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, to any person or entity without Seller’s prior written consent (which consent shall not be unreasonably withheld or delayed).  Upon such assignment, Buyer shall be relieved of all obligations under this Agreement and the Escrow.

17.7        Severability.  Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction, unless the absence of the invalid or unenforceable provision(s) or part(s) adversely affects the substantive rights of one or both of the parties.

17.8        Successors and Assigns; Third Parties.  Subject to and without waiver of the provisions of Section 17.6 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

17.9        Counterparts.  This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

17.10      Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

17.11      Time of the Essence.  Time shall be of the essence with respect to all matters contemplated by this Agreement.

17.12      Further Assistance.  In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

17.13      Number and Gender.  Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

17.14      Construction.  This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

17.15      Intentionally Deleted.

17.16      Exhibits.  All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

17.17      Attorneys’ Fees.  If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.  For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.  The provisions of this Section shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

17.18      Business Days.  As used herein, the term “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday under the laws of the State of California.  In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday under the laws of the State of California, the date for performance thereof shall be extended to the next Business Day.

17.19      Tax-Free Exchange.  In the event that Seller or Buyer desires to effectuate the transaction contemplated by this Agreement as a tax-free exchange, then upon request made by Seller or Buyer, the other party shall cooperate fully in effectuating such tax-free exchange, such cooperation to include, without limitation, executing and delivering all documents and instruments necessary, for such purpose, provided that the exchanging party shall reimburse the other party for any costs or expenses incurred by the other party in connection with such cooperation.  Each party (the “Indemnifying Party”) shall indemnify, protect, defend and hold harmless the other party and all of the other party’s

Exculpated Parties (the “Indemnified Party”) from and against any liability, loss, cost or expense incurred by the Indemnified Party or any of its Exculpated Parties in connection with the Indemnified Party’s cooperation with the Indemnifying Party pursuant to this section or otherwise arising out of the Indemnifying Party’s tax-deferred exchange.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BUYER:	ARE – NANCY RIDGE NO. 3, LLC,
a Delaware limited liability company

	By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
its managing member

		By:	ARE-QRS Corp.,
a Maryland corporation,
its general partner

Execution Date: December 19, 2003		By:	/s/ Peter J. Nelson
			Name:	Peter J. Nelson
			Its:	Senior VP & Chief Financial Officer

SELLER:	ARENA PHARMACEUTICALS, INC., a Delaware corporation

Execution Date: December 18, 2003

	By:	/s/ Jack Lief
	Name:	Jack Lief
	Its:	President and Chief Executive Officer

ESCROW AGENT:

The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

CHICAGO TITLE INSURANCE COMPANY		Date:	December , 2003

By:
Name:
Its:

EXHIBIT A

LEGAL DESCRIPTION

PARCEL A:

PARCEL 9 OF PARCEL MAP NO. 17347, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY APRIL 13, 1994 AS DOCUMENT NO. 94-242762 OFFICIAL RECORDS.

PARCEL B:

A NONEXCLUSIVE EASEMENT FOR INGRESS AND EGRESS BY VEHICULAR AND PEDESTRIAN TRAFFIC AND VEHICLE PARKING UPON, OVER AND ACROSS THE “COMMON AREA” FOR THE BENEFIT OF THE OWNERS, PRESENT AND FUTURE, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TENANTS, CUSTOMERS AND INVITEES, TOGETHER WITH A NONEXCLUSIVE EASEMENT UNDER AND THROUGH THE “COMMON AREA” FOR THE INSTALLATION, MAINTENANCE, REMOVAL AND REPLACEMENT OF WATER DRAINAGE SYSTEMS OR STRUCTURES, WATER MAINS, SEWERS, WATER SPRINKLER SYSTEM LINES, TELEPHONE OR ELECTRICAL CONDUITS OR SYSTEMS, GAS MAINS AND ANY OTHER PUBLIC UTILITIES AND/OR SERVICE EASEMENTS, AS CREATED, SET FORTH, DEFINED, DESCRIBED AND GRANTED IN THAT CERTAIN “DECLARATION OF RECIPROCAL EASEMENTS OF THE SORRENTO RIDGE BUSINESS PARK PLANNED INDUSTRIAL DEVELOPMENT” RECORDED APRIL 13, 1994 AS DOCUMENT NO. 94-242763 OFFICIAL RECORDS.

(APN:   343-350-26)

A-1

EXHIBIT B

INCLUDED FIXTURES

fume hoods, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, cage washers, built-in autoclaves, chillers, built-in plumbing and electrical systems, HVAC systems and equipment, vacuum pumps, air compressors, and transfer switches.

B-1

EXHIBIT C

ALLOCATION SCHEDULE

Item	Allocation

Real Property	100%
Personal Property	0%
Intangible Property	0%

C-1

EXHIBIT D

PROPERTY DOCUMENTS

No.	Item	Delivered
1.	Other Property Information

a.          A list of Fixtures to be sold to Buyer (including any leased personal property) and all documentation evidencing the ownership thereof (specifically excluding all Fixtures not part of the sale to Buyer.

b. All documents evidencing the Intangible Property

c.          Copies of all outstanding labor, service, equipment, supply, management, maintenance, concession, utility, construction and operating contracts, and any amendments thereto to which Seller is a party (collectively, the “Service Contracts”)

d.          Property Sales Contracts (prior purchase and sales agreements with surviving representations, warranties, indemnities or preferential rights to purchase or lease, first right of negotiation or refusal regarding the same or other option rights)

e. Copies of any Ground Leases and amendments thereto

f. Copies of existing Loan Documents, if assumption contemplated

g. Copies of all Approvals

h.         Property Association Documents: including Conditions, Covenants and Restrictions, Association Articles of Incorporation and Bylaws, Financial Statements, Budgets and Information on Reserves, Reciprocal Easement Agreements

i. Capital Improvement and Preventative Maintenance Program

2.	Drawings and Specifications, Maps, Plans and Photographs

a. All as-built plans and specifications, site plans, aerial photographs, floor plans, CAD drawing and other similar maps, plans and drawings.

b. American Land Title Association (ALTA) Survey sufficient to obtain extended coverage Owner’s Policy of Title Insurance

No.	Item	Delivered
3.	Financial Information

a. Year end financial and monthly operating statements, and Income and expense statements for 2000 through 2002, and for the period from January 1, 2003 through September 30, 2003

b. Monthly general ledgers for 2002 and for the period from January 1, 2003 through September 30, 2003

c. A budget for calendar year 2003

d. A copy of the tax bill issued for the prior 3 years for real estate taxes

e. Expense Records: including invoice receipts and disbursements

f. Accounts Receivable and Payable Records: including current and breakdown of over 30, 60 and 90 days

g. Bank Statements and check registers for all operating accounts: for 2002 and for the period from January 1, 2003 through September 30, 2003

h. Most recent audited financial statements, if audited within last two years

i. Appraisals

4.	Insurance Information

a. Statement of insurance coverage and premiums by policy type, and evidence of insurance

b. Copies of all pending insurance claims and insurance-related litigation documents

5.	Governmental Documents

a. Development Agreements

b. Building Permits

c. Certificates of Occupancy/Completion

No.	Item	Delivered
d. Variances

e. Special Conditional Use Permits for Building

f. Special Agreements with Utilities and Districts

g. Environmental Impact Reports (EIR)

h. Negative declarations

i. Other zoning, entitlements and developments rights agreements and information

j. Any notices of violation, citations, or compliance orders related to the foregoing

6.	Engineering Reports and Studies

a. Geological, soils, geotechnical, flood zone studies

b.          Mechanical, structural, electrical, architectural, engineering and physical inspection reports which relate to the physical condition, development and operation of the Property or recommended improvements thereto, including any seismic retrofit and ADA compliance reports.

c. All reports, studies, audits, assessments and information concerning Material of Environmental Concern, if any including any investigation or remediation reports.

d. Any notices of violation, citations, or compliance orders related to the foregoing

7.	Seller Information

a. Organizational Documents

b. Authority Documents or Certificates

8.	Title Information

a. Existing Title Policy

b. Current Preliminary Title Report or Commitment and legible copies of all underlying documents referenced therein, deed

No.	Item	Delivered
vesting Seller with title, and any maps referenced in the legal description for the Property

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

RE:          [Declaration of Reciprocal Easements dated                                 ]

The undersigned [Association] hereby certifies to                                 (“Buyer”) as follows:

1.             As of the date of this Estoppel Certificate, there exists no breach or default, nor any state of facts which, with notice, the passage of time, or both, would result in a breach or default under the Declaration on the part of Arena Pharmaceuticals, Inc. (“Arena”) or the property located at 6138-6150 Nancy Ridge Drive, San Diego, California (the “Property”).

2.             The owner of the Property is currently obligated to pay common area maintenance charges of $                     in monthly installments and monthly installments of such charges have been paid by Arena through                      , 200    .  Tenant’s pro rata share of common area maintenance charges under the Declaration is       %.

This Estoppel Certificate is made to Buyer in connection with the prospective purchase by Buyer, or Buyer’s assignee, of the Property.  This Estoppel Certificate may be relied on by Buyer or Buyer’s assignee and any other party who acquires an interest in the Premises in connection with such purchase or any person or entity which may finance such purchase.

Dated this                             day of                     ,

“ASSOCIATION”

a

By:
Name:
Its:

E-1

EXHIBIT F

PROPERTY QUESTIONNAIRE

Name of Property:                                                                                                     (the “Property”)

THIS QUESTIONNAIRE SHOULD BE COMPLETED BY THE PROPERTY MANAGER OR THE MOST SENIOR MANAGEMENT PERSON OF THE COMPANY THAT IS FAMILIAR WITH THE DETAILS OF THE PROPERTY AND ITS OPERATION.

1.             Which of the following best describes the Property?  (Check more than one box if applicable.)

☐    Scientific research and development laboratory facility

☐    Assembly, distribution, pilot plant, or full-scale manufacturing facility

☐    Headquarters or administrative offices

☐    Build-to-suit or retrofit project

☐    Warehouse facility

☐    Raw land

☐    Other (please describe):

2.             How many different tenants currently lease space at the Property?

☐    0 - 5

☐    6 - 10

☐    11 - 15

☐    More than 15

3.             a              Does any lease in connection with the Property provide for any rental payments based upon the net income or profits of the tenant(1) or that are contingent in any respect, other than rental payments that vary (i) as a percentage or percentages of the tenant’s gross receipts or sales, or (ii) because of “escalation clauses”?  If yes, please explain.

☐ YES	☐ NO

Explain:

b.             Do the terms of any lease contain “escalation clauses” other than standard escalation provisions requiring adjustments in the amount of rent due based upon changes in the consumer price index or in the costs of the Owner for insurance, property taxes or maintenance expenses?  If yes, please list all such items that would potentially require any adjustment under any escalation clause.

☐ YES	☐ NO

List:

c.             In connection with the lease of the Property, is any tenant entitled to receive any economic incentives (e.g., “free” or reduced rent, tenant improvement allowances, etc.)?  If yes, please explain.

☐ YES	☐ NO

Explain:

d.             Are the terms of all lease payments and formulas typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market, and do these provisions conform with normal business practice?  If no, please explain which provisions are not typical or customary, or do not conform with normal business practice.

☐ YES	☐ NO

Explain:

(1)           Responses to any questions about leases or tenants should take into account, where applicable, any subleases and sub-tenants.

e.             Which of the following best describes the percentage of the leases that are “triple net”?

☐ ALL	☐ MOST	☐ SOME	☐ NONE

4.             a              Is the percentage of the total rent attributable to personal property more than 15 percent of the total rent from any lease?

☐ YES	☐ NO

b.             Are any temperature-controlled or other specialized rooms located at the Property (e.g., “cold rooms”, “warm rooms”, or “clean rooms”)?  If yes, please list the approximate number of such items located in each unit and/or floor.

☐ YES	☐ NO

List:

c.             Do any of the units at the Property contain any individual air conditioning, heating, refrigeration, or freezer units that are owned or leased by the Owner, other than centralized HVAC or any specialized rooms described in question 4(b)?  If yes, please describe.

☐ YES	☐ NO

Explain:

d.             Do any of the units at the Property contain any movable lab benches or tables, furniture (e.g., desks, chairs or lamps), laboratory equipment (e.g., microscopes, centrifuges or glassware), boilers, air compressors, deionizing apparatus, reverse osmosis apparatus, vacuum pumps, glassware washers, oven dryers, animal washers, animal caging, incinerators, or other significant items of specialized equipment that is owned or leased by the Owner?  If yes, please attach a list of such items (if available).

☐ YES	☐ NO

5.             a.             Does any entity other than the Owner manage the Property or any portion of the Property (the “Manager”)?  If yes, please identify the Manager:

☐ YES	☐ NO

Name of Manager:

b.             If the answer to question 5(a) is yes, are there any arrangements pursuant to which the Manager refunds, rebates or otherwise provides any credit with respect to its fee relating to the Property?  If yes, please explain.

☐ YES	☐ NO	☐ N/A

Explain:

c.             Does the Owner employ any on-site personnel at the Property?  If yes, please name such person(s) and describe their general duties.

☐ YES	☐ NO

Explain:

6.             a.             Are all services provided to tenants of the Property by the Owner or the Manager (if applicable) typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market?  If no, please describe which services or arrangements are not typical and customary.

☐ YES	☐ NO

Explain:

b.             Are you aware of any other services provided to tenants by any person hired by the Owner or the Manager that are not typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market?  If yes, please explain.

☐ YES	☐ NO

Explain:

7.             a.             Are there any arrangements for the Owner or the Manager to provide architectural, construction or engineering services to any tenant at the Property (e.g., “building-out” the Property as part of lease inducements)?

☐ YES	☐ NO

IF THE ANSWER TO QUESTION 7(a) IS NO, PLEASE SKIP TO QUESTION 8; OTHERWISE, PLEASE ANSWER QUESTIONS 7(b) THROUGH 7(d).

b.             Are such arrangements only provided as an inducement to the tenant to enter into or extend a lease?

☐ YES	☐ NO

c.             Are such arrangements typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market?  If no, please explain which arrangements are not typical and customary.

☐ YES	☐ NO

Explain:

d.             Does the Owner or the Manager expect to derive any income (e.g., development fees) from such arrangements?  If yes, please describe.

☐ YES	☐ NO

Explain:

e.             Do any such arrangements provide for the purchase, funding, or installation by the Owner of any significant items of property which could be deemed to constitute “personal property”?  If yes, please describe any such items of property.

☐ YES	☐ NO

Explain:

8.             a.             Please check any utility services that the Owner or the Manager directly or indirectly plays any role in providing to tenants at the Property:

☐ Electric	☐ Gas	☐ Water	☐ Telephone
☐ Heat/Air cond.		☐ Sewage	☐ Facsimile	☐ Cable TV
☐ Other: (Please list)

b.             Are all such utility services typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market?  If no, please list any utility services that are not typical and customary.

☐ YES	☐ NO	☐ N/A

List:

c.             Are tenants charged, either as a separate recoverable amount or as part of common area maintenance costs, for all such utility services?  If no, please explain which services are provided at no charge and whether this is a typical and customary practice for properties of a quality and character similar to the Property that are located in the same geographic market.

☐ YES	☐ NO

Explain:

d.             Are individual units separately metered to measure utility usage, with tenants charged by the Owner or the Manager, as appropriate, in proportion to usage?  If no, please briefly explain how charges for utilities are determined and allocated among the various tenants (e.g., pro-rata based on square footage, etc.).

☐ YES	☐ NO	☐ N/A

Explain:

e.             If any tenant is charged by the Owner or the Manager for any utility service, is the tenant billed without any fee, income, profit or other markup over the cost?  If no, please explain.

☐ YES	☐ NO	☐ N/A

Explain:

f.              Does the Owner or the Manager derive any income from any utility provider at the Property?  If yes, please explain.

☐ YES	☐ NO	☐ N/A

Explain:

9.             a.             Are pay telephones and vending (e.g., soda, cigarette, candy, etc.) machines provided at the Property by the Owner, by the Manager, or by third-party suppliers?  (Check more than one response if appropriate.)

☐ OWNER	☐ MANAGER	☐ THIRD PARTY	☐ N/A

Explain:

b.             If pay telephones or vending machines are provided or operated by a third-party supplier, does that person pay the Owner or the Manager any rent, fee, or any other amount?

☐ YES	☐ NO	☐ N/A

c.             If the answer to question 9(b) is yes, is such amount fixed or based upon a percentage of gross receipts?  If it is not fixed or based upon a percentage of gross receipts, please explain.

☐ YES	☐ NO	☐ N/A

Explain:

10.           a.             Please check any of the following that describes the parking provided at or with respect to the Property.  (Check more than one box if applicable.)

☐    Open lot / no gated entry

☐    Open lot / gated entry

☐    Single level parking garage

☐    Multi-tier parking garage

☐    Specific spaces (or group of spaces) reserved or preferential parking for tenant(s) or their employees

☐    Cashier/parking lot attendant on duty

☐    Valet parking available

☐    Security guard on duty

b.             Is all parking at or with respect to the Property available to tenants (or to their or employees or guests) without separate charge and only on an unreserved basis (i.e., no tenant is assigned particular space(s)), other than valet parking services (as described in response to question 11(c) below) or reserved parking for handicapped persons?  If no, please explain the parking arrangements between the Owner and the tenants.

☐ YES	☐ NO

Explain:

c.             Are there any attendants or are any additional related services provided (e.g., valet parking, security, car wash)?  If yes, please describe the functions of such person(s) and the nature of such services (including any services indicated in response to question 10(a)).  In addition, please indicate whether any such services are typical and customary for properties of a similar character and quality as the Property that are located in the same geographic market.

☐ YES	☐ NO

Explain:

d.             For those persons who pay to park at the Property (including in connection with any valet parking services), please indicate the period of time, if any, for which their parking privileges are generally valid (e.g., hourly, daily, monthly, etc.).

Duration:

e.             Is there a person or entity (an “Operator”) that either operates the parking facilities or provides related services (e.g., valet services)?  If yes, please identify the Operator and attach any separate agreement evidencing those arrangements.

☐ YES	☐ NO

Operator(s):

IF THE ANSWER TO QUESTION 10(e) IS NO, PLEASE SKIP TO QUESTION 11; OTHERWISE, PLEASE ANSWER QUESTIONS 10(f) THROUGH 10(h).

f.              Please briefly explain the manner in which each Operator is compensated for its role in providing parking (e.g., fixed fee, percentage of gross parking revenues, etc.).

Explain:

g.             Does either of the Owner or the Manager bear any portion of any Operator’s costs or expenses?  If yes, please explain the arrangement.

☐ YES	☐ NO	☐ N/A

Explain:

h.             Does either of the Owner or the Manager derive any income from the Operator or from any parking charges?  If yes, please explain.

☐ YES	☐ NO	☐ N/A

Explain:

11.           Does the Owner or the Manager directly or indirectly play any role in providing security services to individual tenants?  Answer no if the only involvement of these entities in providing security services is with respect to the Property as a whole or its common areas, and not for individual units or tenants.

☐ YES	☐ NO

12.           a.             Does the Owner or the Manager directly or indirectly play any role in providing janitorial services to individual tenants?  Answer no if the only involvement of these entities in providing janitorial services is with respect to the Property as a whole or its common areas, and not for individual units or tenants.

☐ YES	☐ NO

IF THE ANSWER TO QUESTION 12(a) IS NO, PLEASE SKIP TO QUESTION 13; OTHERWISE, PLEASE ANSWER QUESTIONS 12(b) THROUGH 12(d).

b.             Is the provision of such service typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market?  If no, please explain.

☐ YES	☐ NO

Explain:

c.             Does the Owner or the Manager bear any portion of the cost or expense of providing janitorial services to tenants?  If yes, please explain.

☐ YES	☐ NO

Explain:

d.             Does the Owner or the Manager derive any income in connection with the janitorial services provided to tenants?  If yes, please explain.

☐ YES	☐ NO

Explain:

e.             Are tenants directly or indirectly charged for any janitorial services provided at the Property?  If yes, please briefly explain the manner in which these charges are determined (e.g., pro-rata based on relative square footage).

☐ YES	☐ NO

Explain:

13.           a.             Is the actual maintenance of the Property’s common areas performed by employees of the Owner, the Manager, or an unrelated third-party?  (Check more than one response if appropriate.)

☐ OWNER	☐ MANAGER	☐ THIRD-PARTY

b.             Does the Owner or the Manager bear any portion of the cost of common area maintenance?  If yes, please explain.

☐ YES	☐ NO

Explain:

c.             Are tenants charged for common area maintenance?  If yes, please explain the manner in which these charges are determined (e.g., pro-rata based on relative square footage).

☐ YES	☐ NO

d.             Are the services and arrangements with respect to the Property’s common area maintenance typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market?  If no, please explain.

☐ YES	☐ NO

Explain:

14.           Are any tenants charged by the Owner or the Manager any fee or other amount that is not typically and customarily charged in connection with the rental of properties of a character and quality similar to the Property in the same geographic market?(2) If yes, please explain.

☐ YES	☐ NO	☐ N/A

Explain:

15.           a.             Does the Owner or the Manager render any services to any tenant (or to employees of any tenant) other than as disclosed above in this questionnaire (e.g., glassware cleaning, electron microscopy, animal care or storage, information services (e.g., Internet or LAN connections), telecommunication services (e.g., voice mail), day care, babysitters, food services, etc.)?

☐ YES	☐ NO

Explain:

b.             Are all of the services described in the response to question 15(a) above typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market?  If no, please describe which services or amenities are not typical and customary.

☐ YES	☐ NO	☐ N/A

Explain:

c.             Does the Owner or the Manager directly or indirectly derive any income, bear any costs or expenses, or employ any persons in connection with any atypical or non-customary services indicated in the response to question 15(b) above?  If yes, please explain.

☐ YES	☐ NO	☐ N/A

Explain:

(2)           Typical and customary fees might include, in some markets, late payment fees, subleasing fees, application fees, credit check fees, release fees, etc.

16.           Is any space at the Property leased to any non-commercial tenants (i.e., residential tenants)?

☐ YES	☐ NO

17.           a.             Are any services rendered to any tenant by third-party suppliers hired by the Owner or the Manager, other than as previously disclosed in this questionnaire?

☐ YES	☐ NO

b.             If the answer to question 17(a) above is yes, are all of those services typical and customary for properties of a character and quality similar to the Property that are located in the same geographic market?  If not, please describe which services are not typical and customary.

☐ YES	☐ NO	☐ N/A

Explain:

18.           Does any of the Owner, an Affiliate or the Manager share in any income or compensation received by any third-party service provider with respect to the rendering of services to any tenant, other than as previously disclosed in this questionnaire?  If yes, please explain the arrangements.

☐ YES	☐ NO	☐ N/A

Explain:

19.           Does the Company or the Manager engage in any revenue-generating activities in connection with the Property not mentioned previously in this questionnaire (other than the rental of real property or the investment of excess cash)?

☐ YES	☐ NO

Explain:

20.           a.             Does the Owner separately lease any storage space at the Property?

☐ YES	☐ NO

b.             If the answer to question 19(a) is yes, is such storage space a temperature-controlled or other specialized room described in question 4(b) (e.g., freezer warehouse)?

☐ YES	☐ NO

Explain:

Arena Pharmaceuticals, Inc., a Delaware corporation

Name:
Title:

Dated: December , 2003
Signature

EXHIBIT G

SURVEYOR’S CERTIFICATE

To:          ARE – NANCY RIDGE NO. 3, LLC, a Delaware limited liability company, its successors and assigns, and Chicago Title Company.

This is to certify that this map or plat and the survey on which it is based were made on the date shown below of the premises described in Chicago Title Company’s title commitment dated as of                   , 2003, issued under Order No.                   , (i) in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM and NSPS in 1999, as defined therein, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b), 7(c), 8, 9, 10, 11, 13, 14, 15 and 16 of Table A thereof and (ii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an Urban Survey, as defined therein.  This survey was also made in accordance with the State of                   Minimum Standards of Practice for Land Surveyors.

The subject property contains                   square feet or       acres, is located in a zoning district classification of          , and contains           regular parking spaces and          handicapped parking spaces, totaling          regular and handicapped parking spaces.

The survey correctly shows the zone designation of any area shown as being within a Special Flood Hazard Area according to current Federal Emergency Management Agency Maps which make up a part of the National Flood Insurance Administration Report; Community No.          , Panel No.          dated                     , 2003.

The subject property has ingress and egress to and from                                       which is a paved, public right-of-way.

The street address of the subject property is                                                             .

[Surveyor’s Name]

By	Date:
Registered Land Surveyor No.

Date of Survey:
Date of Last Revision:

G-1

EXHIBIT H

DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Teel, Palmer & Roeper
11455 El Camino Real
Suite 300
San Diego, California 92130
Attention:              Elizabeth A. Willes, Esq.

MAIL TAX STATEMENTS TO:

ARE-                                                                     ,

GRANT DEED

The undersigned Grantor declares that Documentary Transfer Tax is not part of the public records.

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Arena Pharmaceuticals, Inc., a Delaware corporation (“Grantor”), hereby GRANTS to ARE-                                       , a                           (“Grantee”), that certain real property located in the County of                               , State of California and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”), together with (i) all improvements located thereon, (ii) all rights, privileges, easements and appurtenances appertaining to the Property, and (iii) all right, title and interest of Grantor (if any) in, to and under adjoining streets, rights of way and easements

IN WITNESS WHEREOF, Grantor has caused its duly authorized representatives to execute this instrument as of                    , 2003.

GRANTOR:	Arena Pharmaceuticals, Inc., a Delaware corporation

By:
Its:

Assessor’s Parcel Number(s):

H-1

STATE OF CALIFORNIA	)
)
COUNTY OF SAN DIEGO	)

On             , 2003, before me,                                         , a Notary Public in and for said State, personally appeared                                          and                                          , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature		(Seal)

H-2

EXHIBIT A

Legal Description of the Property

A-1

STATEMENT OF TAX DUE AND REQUEST
THAT TAX DECLARATION NOT BE MADE A PART
OF THE PERMANENT RECORD
IN THE OFFICE OF THE
COUNTY RECORDER

(Pursuant to Cal. Rev. and Tax Code Section 11932)

To:          Registrar – Recorder
County of San Diego

Request is hereby made in accordance with the provision of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

Arena Pharmaceuticals, Inc.,
a Delaware corporation, as Grantor,

and

ARE-                                          , a                                              , as Grantee.

The property described in the accompanying document is located in San Diego County, California.

The amount of tax due to the County of San Diego on the accompanying document is $                      , computed on full value of property conveyed.

GRANTOR:	Arena Pharmaceuticals, Inc., a Delaware corporation

By:
Its:

NOTE:    After the permanent record is made, this form will be affixed to the conveying document and returned with it.

A-2

EXHIBIT I

NON-COMPLIANCE WITH LAWS

None.

I-1

EXHIBIT J

ENDORSEMENTS

CLTA 100 modified for owner

CLTA 103.3 (as to exceptions 12 and 16 of PTR)

CLTA 103.7 (access from physically open street)

CLTA 116 (address)

CLTA 116.1 (same as survey)

CLTA 116.7 (subdivision map act)

CLTA 123.2 (zoning)

separate tax lot

mechanics’’ liens

J-1

EXHIBIT K

SELLER’S CERTIFICATE

The undersigned hereby certifies to ARE – NANCY RIDGE NO. 3, LLC (“Buyer”) that, as of the date hereof:

1.             all of the representations, covenants and warranties of Arena Pharmaceuticals, Inc. (“Seller”) made in or pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of December    , 2003 (the “Agreement”), between Seller and ARE – NANCY RIDGE NO. 3, LLC (“ARE”) are true, accurate, correct and complete;

2.             all conditions to the Closing (as such term is defined in the Agreement) that Seller was to satisfy or perform have been satisfied and performed; and

3.             all conditions to the Closing that ARE or Buyer was to perform have been satisfied and performed.

Dated , 2003	Arena Pharmaceuticals, Inc., a Delaware corporation

By:
Name:
Title:

K-1

EXHIBIT L

FORM 597-W

L-1

EXHIBIT M

NON-FOREIGN AFFIDAVIT

1.             Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.

2.             In order to inform ARE – NANCY RIDGE NO. 3, LLC, a Delaware limited liability company, and its nominees, designees and assigns (collectively, “Transferee”), that withholding of tax is not required upon the disposition by Arena Pharmaceuticals, Inc. (“Transferor”), of the United States real property more particularly described on Exhibit A attached hereto and incorporated herein by reference (the “Property”), the undersigned Transferor certifies and declares by means of this certification, the following:

a.             Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Income Tax Regulations).

b.             Transferor’s federal taxpayer identification number is:                        .

c.             Transferor’s address is:

3.             Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained in this certification may be punished by fine, imprisonment or both.

Under penalties of perjury, Transferor declares that it has carefully examined this certification and it is true, correct and complete.

Executed this                day of                       , 2003 at San Diego, California.

TRANFEROR:	Arena Pharmaceuticals, Inc., a Delaware corporation

By:
Name:
Its:

M-1

EXHIBIT A

Legal Description

Parcel A:

Parcel 9 of Parcel Map No. 17347, in the city of san Diego, county of san Diego, state of California, according to Map thereof filed in the office of the county recorder of san Diego county April 13, 1994 as document no. 94-242762 official records.

Parcel B:

A nonexclusive easement for ingress and egress by vehicular and pedestrian traffic and vehicle parking upon, over and across the "common area" for the benefit of the owners, present and future, and their respective successors and assigns, tenants, customers and invitees, together with a nonexclusive easement under and through the "common area" for the installation, maintenance, removal and replacement of water drainage systems or structures, water mains, sewers, water sprinkler system lines, telephone or electrical conduits or systems, gas mains and any other public utilities and/or service easements, as created, set forth, defined, described and granted in that certain "declaration of reciprocal easements of the Sorrento ridge business park planned industrial development" recorded April 13, 1994 as document no. 94-242763 official records.

(APN:   343-350-26)

A-1

EXHIBIT N

FORM OF LEASE

[Lease filed as Exhibit 10.2 to this Form 8-K]

N-1

EXHIBIT O

MEMORANDUM OF LEASE AND PURCHASE OPTION

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:

Arena Pharmaceuticals, Inc.

6166 Nancy Ridge Drive
San Diego, California 92121

Attention:  Steven W. Spector, Esq.

Space above line for recorder’s use only

MEMORANDUM OF LEASE AND PURCHASE OPTION

THIS MEMORANDUM OF LEASE AND PURCHASE OPTION (this “Memorandum”) is made effective as of                     , 2003 by and among ARE – NANCY RIDGE NO. 3, LLC, a Delaware limited liability company, (“Landlord”), and ARENA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), who agree as follows:

1.             Lease.  Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms of that certain unrecorded Lease Agreement dated                         , 2003 (the “Lease”), all of Landlord’s right, title and interest in and to that certain real property known as 6138-6150 Nancy Ridge Drive, situated in the City of San Diego, County of San Diego, State of California and more particularly described in Exhibit A attached hereto and incorporated herein by reference (the “Premises”).  The terms and provisions of the Lease are incorporated into this Memorandum by this reference as though fully set forth herein.

2.             Term.  The term of the Lease will commence on December                     , 2003, and expires on December                 , 2018.

3.             Purchase Option.  Landlord hereby grants to Tenant an option to purchase the Premises, upon and subject to the terms of the purchase option contained in the Lease (the “Purchase Option”).  The terms and provisions of the Purchase Option (including a limitation on the amount of liens which may be secured by deeds of trust or mortgages on the Premises) are incorporated into this Memorandum by this reference as though fully set forth herein.

4.             No Modification.  This Memorandum has been executed for purposes of notice and recordation only and shall not modify the terms and provisions of the Lease or Purchase Option in any manner.

5.             Counterparts.  This Memorandum may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease and Purchase Option as of the day and year first above written.

“Landlord”

ARE – NANCY RIDGE NO. 3, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, its managing member

	By:	ARE-QRS Corp., a Maryland corporation, its general partner

By:
Name:
Its:

“Tenant”

ARENA PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT P

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (“Bill of Sale”) is made as of                          , 2003, by Arena Pharmaceuticals, Inc., a Delaware corporation (“Seller”), to ARE-Nancy Ridge No. 3, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.            Seller is the owner of that certain real property located in the County of San Diego, State of California (the “Real Property”), as more particularly described on Exhibit A attached hereto and incorporated herein by reference.

B.            Buyer and Seller have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of December      , 2003 (the “Purchase Agreement”), with respect to, among other things, the acquisition of the “Fixtures” and the “Intangible Property” (each as defined below), and certain other property.

C.            The Purchase Agreement requires Seller to convey all of Seller’s right, title and interest in, to and under the Fixtures and the Intangible Property to Buyer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

1.             Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

a.             Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign convey, set over and deliver unto Buyer all of Seller’s right, title and interest in and to the Fixtures and Intangible Property, as such terms are defined in the Purchase Agreement (collectively, the “Property”).

2.             Seller represents and warrants that its title to the Property is free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature other than the Permitted Exceptions.

3.             Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) incurred or suffered by Buyer in connection with the Property and arising prior to the Closing.  Buyer hereby agrees to indemnify, protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) incurred or suffered by Seller in connection with the Property and arising on or after the Closing.

4.             This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

5.             This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

[Signatures on next page ]

IN WITNESS WHEREOF, this Bill of Sale was made and executed as of the date first above written.

SELLER:	Arena Pharmaceuticals, Inc., a Delaware corporation

By:
Its:

EXHIBIT A

Legal Description

A-1

EXHIBIT Q

BUYER’S CERTIFICATE

The undersigned hereby certifies to ARENA PHARMACEUTICALS, INC., a Delaware corporation (“Seller”) that, as of the date hereof:

1.             all of the representations, covenants and warranties of ARE – NANCY RIDGE NO. 3, LLC, a Delaware limited liability (“Buyer”) made in or pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of December       , 2003 (the “Agreement”), between Seller and Buyer are true, accurate, correct and complete;

2.             all conditions to the Closing (as such term is defined in the Agreement) that Buyer was to satisfy or perform have been satisfied and performed; and

3.             all conditions to the Closing that Seller was to perform have been satisfied and performed.

ARE – NANCY RIDGE NO. 3, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P., a Delaware limited partnership, its managing member

	By:	ARE-QRS Corp., a Maryland corporation, its general partner

By:
Name:
Its:

Q-1

EXHIBIT R

LITIGATION

None.

R-1

LIST OF EXHIBITS

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